Exhibit 10.15

VIKING THERAPEUTICS, INC.

May 21, 2014

Ligand Pharmaceuticals Incorporated

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attention: Charles Berkman

Re:	Board Composition and Management Rights

Ladies and Gentlemen:

In connection with, and as a condition to, the execution and delivery to Viking Therapeutics, Inc. (“Viking”) by Ligand Pharmaceuticals Incorporated (“Ligand”) or its Affiliates of (a) that certain Master License Agreement dated as of the date hereof among Metabasis Therapeutics, Inc., an Affiliate of Ligand, Ligand and Viking (the “Master License Agreement”), (b) that certain Loan and Security Agreement dated as of the date hereof between Ligand and Viking (the “Loan and Security Agreement”), and (c) that certain Secured Convertible Promissory Note dated as of the date hereof in favor of Ligand (the “Note”), Viking and Ligand agree to the terms and obligations set forth in this letter agreement (this “Agreement”). The rights granted to Ligand herein are in addition to the rights specifically provided to Ligand and/or its Affiliates pursuant to the Master License Agreement, the Loan and Security Agreement, the Note and such other agreements as Ligand or any of its Affiliates may enter into with Viking or any of its Affiliates. Capitalized terms used without definition in this Agreement shall have the meanings given them in the Master License Agreement.

A.	BOARD COMPOSITION.

1. Viking shall, as promptly as practicable, and in any event within three business days after the date hereof, take all action necessary (including the calling of a special meeting of the Board of Directors of Viking (the “Board”) to approve such actions) to:

(a) expand the size of the Board so as to create one new directorship on the Board in accordance with Viking’s bylaws; and

(b) subject to compliance with Section A.8, appoint an individual designated by Ligand (the “Ligand Director”) to fill such newly-created directorship.

The initial Ligand Director shall be Matthew W. Foehr.

2. The Ligand Director serving on the Board shall be entitled to attend all meetings of committees of the Board in an observer capacity, to the extent that such director is not a duly appointed member of any such committee.

3. Viking shall give the Ligand Director copies of all notices, minutes, consents and other material that it provides to its directors in their capacities as directors when and as provided, including, without limitation, such material that it provides to committees of the Board but not to the entire Board; provided, however, that Viking reserves the right to exclude such Ligand Director from access to any material or portion thereof if there exists, with respect to any subject of the Board materials, an actual or potential conflict of interest between Ligand and Viking.

4. At each annual meeting of stockholders of Viking to be held after the date of this Agreement, or at any adjournment or postponement thereof, Viking shall provide written notice to Ligand sufficiently in advance of the date of such annual meeting to permit Ligand to designate the Ligand Director for election at such annual meeting. In connection with each such annual meeting, Viking shall nominate the Ligand Director for election to the Board and shall prepare and distribute proxy materials reasonably acceptable to Ligand (the “Proxy Materials”) with respect to the election of the Ligand Director. Such Proxy Materials (as well as any other solicitation or recommendation made by Viking) shall recommend and support the election of the Ligand Director to the Board; provided that the Board believes such recommendation and support are consistent with the Board’s fiduciary duty obligations. Notwithstanding the foregoing, if the Board is a classified board of directors, Viking shall only be required to provide Ligand with written notice of an annual meeting of stockholders, nominate the Ligand Director for election to the Board, prepare and distribute Proxy Materials with respect to the election of the Ligand Director and recommend and support the election of the Ligand Director to the Board in the year in which the Ligand Director’s class of directorship is up for election.

5. Should any Ligand Director, after being elected to the Board, decide to not stand for re-election or to resign therefrom, Ligand shall be entitled to designate the replacement for such Ligand Director or to fill the resulting vacancy on the Board, as applicable, and Viking shall take all necessary action to implement the foregoing as promptly as practicable.

6. The Ligand Director shall be entitled to receive the same compensation, including, without limitation, cash payments and equity incentive grants, as is provided to each other member of the Board; provided, however, the Ligand Director shall not be entitled to receive compensation which is provided to members of the Board in their capacity as members of a committee of the Board.

7. Upon the consummation of the Public Offering, the Chairperson of the Board shall be “independent” under the applicable rules of the Securities and Exchange Commission and the stock exchange on which Viking’s capital stock is listed for trading.

8. Each Ligand Director shall deliver to Viking a conditional resignation notice, in the form attached hereto as Exhibit A, executed by such Ligand Director, in advance of, and as a condition to, such Ligand Director’s appointment to the Board.

B.	MANAGEMENT RIGHTS.

1. If Ligand is not represented on the Board, Ligand shall be entitled to consult with and offer advice to management of Viking on significant business issues, including management’s proposed annual operating plans, and management will meet with Ligand regularly during each year at Viking’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans; provided, however, that nothing in this paragraph shall be construed to require the management of Viking to follow any such advice.

2. If Ligand is not represented on the Board, Viking shall give a representative of Ligand copies of all notices, minutes, consents and other material that it provides to its directors when and as provided; provided, however, that Viking reserves the right to exclude such representative from access to any material or portion thereof: (a) if, in the opinion of counsel to Viking, such exclusion is reasonably necessary to preserve attorney-client privilege; (b) to protect highly confidential proprietary information; or (c) if there exists, with respect to any subject of the Board materials, an actual or potential conflict of interest between Ligand and Viking. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to Ligand’s concerns regarding significant business issues facing Viking.

C.	CONFIDENTIALITY; TRADING RESTRICTIONS.

1. Ligand agrees to hold in confidence and trust and not use or disclose to any third party any information provided to or learned by it in connection with its rights under this Agreement, and that such information shall be subject to the confidentiality provisions of Article VII of the Master License Agreement.

2. Ligand is aware, and will advise Ligand’s representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

D.	REPRESENTATIONS AND WARRANTIES.

1. Each of the parties hereto represents and warrants to the other party that:

(a) such party has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(c) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms; and

(d) this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

E.	MISCELLANEOUS.

1. Termination. This Agreement will terminate upon the earliest to occur of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of Viking; (b) the execution by Viking of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of Viking; (c) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation); provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity; provided, further, an initial public offering of any of the Company’s securities or any other transaction undertaken for the primary purpose of financing the Company with cash shall not constitute a termination event hereunder; (d) following the issuance of Viking Securities pursuant to the Master License Agreement, the date that Ligand and its Affiliates collectively cease to beneficially own at least seven and one-half percent (7.5%) of Viking’s outstanding voting stock; or (e) ten (10) years from the date of this Agreement. Without limiting the foregoing, Section B of this Agreement shall terminate upon the consummation of an initial public offering of Viking’s common stock. The obligations of Ligand contained in Section C.1 hereof shall survive and continue for the term set forth in the Master License Agreement notwithstanding the termination or expiration of any provision of this Agreement.

2. Notices. All notices and other communications required or permitted hereunder shall be given and deemed received as set forth in Section 11.8 of the Master License Agreement.

3. Governing Law. This Agreement and the relationship between the parties shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of Delaware.

4. Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties hereto shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

5. Equitable Relief. Each party hereto recognizes that the covenants and agreements herein and their continued performance as set forth in this Agreement are necessary and critical to protect the legitimate interests of the other party hereto, that such other party would not have entered into this Agreement in the absence of such covenants and agreements and the assurance of continued performance as set forth in this Agreement, and that a party’s breach or threatened breach of such covenants and agreements shall cause the opposed party irreparable harm and significant injury, the amount of which will be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, each party hereto agrees that the other party shall be entitled to specific performance, an order restraining any breach or threatened breach of such sections of this Agreement, and any other equitable relief (including but not limited to interim injunctive relief), without the necessity of posting of any bond or security. This right shall be in addition to and not exclusive of any other remedy available to such other party at law or in equity.

6. Additional Acts. Each party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

8. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

9. Successors and Assigns. This Agreement shall not be assigned or transferred, whether actually or by operation of law, by Viking without the prior written consent of Ligand. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns.

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If the foregoing accurately sets forth the agreements that Viking and Ligand have reached with respect to the subject matter hereof, please indicate your agreement to the terms contained herein by countersigning in the place indicated below.

Sincerely,

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	CEO

AGREED AND ACCEPTED:

LIGAND PHARMACEUTICALS INCORPORATED On behalf of itself and its Affiliates

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President, General Counsel and Secretary

EXHIBIT A

CONDITIONAL RESIGNATION NOTICE

May 27, 2014

Viking Therapeutics, Inc.

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

To Whom It May Concern,

Reference is made to that certain Board Composition and Management Rights Letter, dated May 21, 2014, by and between Viking Therapeutics, Inc., a Delaware corporation (the “Company”), and Ligand Pharmaceuticals Incorporated (as may be amended or restated from time to time, the “Management Rights Letter”). In accordance with Section A.8 of the Management Rights Letter, I hereby resign from the Board of Directors of the Company (the “Board”) and each committee of the Board that I may be a member of, in each case contingent upon, and effective as of, the termination of the Management Rights Letter (the “Resignation Date”). Unless I otherwise specify by written notice to the Company prior to the Resignation Date, I hereby confirm that my resignation is not due to any disagreement with the Company relating to any of the Company’s operations, policies, or practices.

Sincerely,

By:
Matt Foehr

Exhibit A